Exhibit 99.1

AT THE COMPANY	AT CAMERON ASSOCIATES
David Shackelton – Interim Chief Financial Officer	Alison Ziegler 212/554-5469
520/747-6600

FOR IMMEDIATE RELEASE

The Providence Service Corporation Declares Dividend on Convertible Preferred Stock

TUCSON, ARIZONA – September 3, 2015 -- The Providence Service Corporation (Nasdaq: PRSC) (the “Company”), today announced that its Board of Directors has declared a cash dividend on its 5.5%/8.5% Series A convertible preferred stock. The dividend is payable on October 1, 2015 to holders of record as of 5:00 p.m. New York City time on September 15, 2015. The dividend will be paid at a rate of 5.5% per annum, which is equal to approximately $1.38630 per share of convertible preferred stock.

About Providence Service Corporation

The Providence Service Corporation, and its approximately 14,000 employees, provides and manages healthcare and social services, including non-emergency transportation services, human services, workforce development services, and health assessment services in the United States and abroad. For more information, please visit provcorp.com.

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